UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 14, 2005
DEL MONTE FOODS COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14335	13-3542950

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market @ The Landmark San Francisco, California	94105

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 247-3000
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
Salary Adjustment for Chief Executive Officer.
The annual salary of Del Monte Foods Company’s named executive officers, and other executive officers, are fixed from time to time by the Compensation Committee of the Board of Directors of the Company, as set forth in such named executive officers’ employment agreements. On December 14, 2005, the Compensation Committee adjusted the base salary for Richard G. Wolford, the Company’s Chief Executive Officer (CEO), effective September 1, 2005. The CEO’s adjusted base salary is as set forth on Exhibit 10.1 to this Current Report on Form 8-K.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.
          The following exhibits are filed with this report on Form 8-K.

Exhibit	Description
10.1	Annual Salary Adjustment for Chief Executive Officer as Approved by the Compensation Committee of the Board of Directors of Del Monte Foods Company on December 14, 2005**

** Indicates a management contract or compensatory plan or arrangement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Del Monte Foods Company
Date: December 14, 2005	By:	/s/ James Potter
		Name:	James Potter
		Title:	Secretary

EXHIBIT INDEX

Exhibit	Description
10.1	Annual Salary Adjustment for Chief Executive Officer as Approved by the Compensation Committee of the Board of Directors of Del Monte Foods Company on December 14, 2005**

** Indicates a management contract or compensatory plan or arrangement.

4